THE BANK OF
NEW YORK
NEW YORKS FIRST BANK - FOUNDED 1784 BY
ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y.
10286
June 6, 2005

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control

RE:	Depositary Shares
evidenced by the American
Depositary Receipts for
Ordinary Shares of the par value
of 25 pence each Bunzl plc
(Form F-6 Registration No.
333-9536).


Ladies & Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
depositary for securities against which
American Depositary Receipts (the
ADRs) are to be issued, we enclose two
copies of the revised prospectus (the
Prospectus) for
Bunzl plc.

As required by Rule 424(e) the upper
right hand corner of the cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate for
Bunzl plc.

Effective June 6, 2005, the nominal
value has changed to 32 1/7 pence.  The
Prospectus has been revised to reflect
the new Par Value.

Please contact me with any questions or
comments at (212) 815-4305.


Sincerely,

Thomas Abbott
Assistant Vice President
Tel# 212-815-4305

Encl.

cc:    Paul Dudek, Esq. (Office of
International Corporate Finance)